                                                                    EXHIBIT 23.2

                             KELLER & COMPANY, INC.
                             555 METRO PLACE NORTH
                                   SUITE 524
                               DUBLIN, OHIO 43017
                                 (614) 766-1426
                               (614) 766-1459 FAX

May 21, 1996

Re: Valuation Appraisal of Foundation Bancorp, Inc.
   Foundation Savings Bank
   Cincinnati, Ohio

    We hereby consent to the use of our firm's name, Keller & Company, Inc., and the reference to our firm as experts in the Application for Conversion on Form AC to be filed with the Office of Thrift Supervision and the Registration
Statement on Form S-1 to be filed with the Securities and Exchange Commission and any amendments thereto, and to the statements with respect to us and the references to our Valuation Appraisal Report in the Prospectus, in the said Form AC and in the said Form S-1 and any amendments thereto.

Very truly yours,

KELLER & COMPANY, INC.

By: /s/ MICHAEL R. KELLER
   ---------------------------------------
    Michael R. Keller
   PRESIDENT